UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) March 12, 2014

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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2012, Matador Resources Company (the “Company”), as a guarantor, and MRC Energy Company, its wholly-owned subsidiary, as borrower, entered into an amended and restated senior secured revolving credit agreement (the “Revolving Credit Agreement”). For a summary of key terms of the Revolving Credit Agreement, see Item 1.01 of the Company’s Current Report on Form 8-K filed on October 4, 2012, which description is incorporated herein by reference. On March 12, 2014, MRC Energy Company, as borrower, entered into an amendment (the “Amendment”) to the Revolving Credit Agreement (as amended, the “Credit Agreement”) and the Company reaffirmed its guaranty of MRC Energy Company’s obligations under the Credit Agreement. The Amendment amends the Revolving Credit Agreement to increase the borrowing base from $350 million to $385 million based on the lenders’ review of the Company’s proved oil and natural gas reserves at December 31, 2013 and increase the conforming borrowing base from $275 million to $310 million. Among other things, the Amendment also (i) provides for the inclusion of Wells Fargo Bank, N.A., which replaces Capital One, N.A., in the Company’s lending group, joining Royal Bank of Canada, as administrative agent, Comerica Bank, Citibank, N.A., The Bank of Nova Scotia, SunTrust Bank, BMO Harris Financing, Inc. (Bank of Montreal) and IberiaBank, (ii) eliminates the current ratio covenant, (iii) increases the debt to EBITDA ratio covenant to 4.25 or less, (iv) reduces the interest rate charged to the Company based on its outstanding level of borrowings by 0.25% across the borrowing grid and (v) provides that the borrowing base will be automatically reduced to the conforming borrowing base at the earlier of (a) June 30, 2015 or (b) concurrent with the Company’s issuance of senior unsecured notes in an amount greater than or equal to $10 million.
The foregoing is only a brief description of the material terms of the Amendment and does not purport to be complete. The Amendment will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the foregoing description is qualified in its entirety by reference to the Amendment.
In the ordinary course of their respective businesses, certain of the lenders under the Credit Agreement or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, advisory, lending and/or commercial banking or other financial services for the Company for which they received, or may receive, customary fees and reimbursement of expenses.

Item 2.02	Results of Operations and Financial Condition.
Attached hereto as Exhibit 99.1 is a press release (the “Press Release”) issued by the Company on March 12, 2014, announcing its financial results for the three months and year ended December 31, 2013. The Press Release includes an operational update at March 12, 2014. The Press Release is incorporated by reference into this Item 2.02, and the foregoing description of the Press Release is qualified in its entirety by reference to this exhibit.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated therein by reference.
In the Press Release, the Company has included as “non-GAAP financial measures,” as defined in Item 10 of Regulation S-K of the Exchange Act, (i) earnings before interest expense, income taxes, depletion, depreciation and amortization, accretion of asset retirement obligations, property impairments, unrealized derivative gains and losses, certain other non-cash items and non-cash stock-based compensation expense, and net gain or loss on asset sales and inventory impairment (“Adjusted EBITDA”) and (ii) present value discounted at 10% (pre-tax) of estimated total proved reserves (“PV-10”). In the Press Release, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with generally-accepted accounting principles (“GAAP”) in the United States. In addition, in the Press Release, the Company has provided the reasons why the Company believes those non-GAAP financial measures provide useful information to investors.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
Item 2.02 above is incorporated herein by reference.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated March 12, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: March 12, 2014	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release, dated March 12, 2014.